Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 33-161461) and on Form S-8 (No. 33-158918) of Beyond Commerce, Inc. of our report dated April 19, 2010, on the financial statements of Beyond Commerce, Inc., which report appears on Page F-1 of this annual report on Form 10-K for the year ended December 31, 2009.

L J Soldinger Associates, LLC

/s/ L J SOLDINGER ASSOCIATES, LLC
Deer Park, Illinois
April 22, 2010